I, David Miles, certify that:

The undersigned, the Chief Executive Officer of the Iowa Public Agency Investment Trust, with respect to the Form N-CSR for the period ending December 31, 2010 as filed with the Securities and Exchange Commission, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certifies that, to the best of my knowledge:

(a)

the form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(b)

the information contained in the form NCSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  March 2, 2011

David Miles

Chief Executive Officer

I, Amy Mitchell, certify that:

The undersigned, the Chief Financial officer of the Iowa Public Agency Investment Trust, with respect to the Form N-CSR for the period ending December 31, 2010 as filed with the Securities and Exchange Commission, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certifies that, to the best of my knowledge:

  (a)

the form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

     (b)

the information contained in the form NCSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  March 2, 2011

Amy M. Mitchell

Chief Financial officer